Exhibit 10.45

PROMISSORY NOTE

November 30, 2023

For value received, JP OUTFITTERS, INC., a Delaware corporation (the “Borrower”) promises to pay to the order of ALICE WONG MEI WAI (the “Lender”) at 18-19th Floor, Win Plaza, 9 Sheung Hei street, San Po Kong, Kowloon, Hong Kong, or at such other location as the Lender may designate from time to time, the principal sum of TWO MILLION NINE HUNDRED THOUSAND AND 00/100 DOLLARS ($2,900,000.00) on or before July l, 2027 (the “Maturity Date”) as provided below.

1. Interest Rate. The principal amount outstanding under this Note will bear interest at a rate of 6% per annum (the “Interest Rate”). Interest will be calculated based on the actual number of days that principal is outstanding over a year of 365 days.

2. Payment Terms. Interest shall be due and payable monthly, commencing on December 1, 2023, and continuing on the 1st day of each month thereafter until the Maturity Date. Principal shall be due and payable in equal consecutive monthly installments in the amount of $100,000.00 each, commencing on March l, 2025, and continuing on the 1 st day of each month thereafter, and a final installment on the Maturity Date equal to all amounts outstanding under this Note. All outstanding principal, accrued interest and other unpaid charges, fees or expenses, if any, due hereunder, shall be due and payable in full on the Maturity Date.

3. Late Payments; Default Rate. If the Borrower fails to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Note within ten (10) calendar days of the date due and payable, the Borrower also shall pay to the Lender a late charge equal to the lesser of five percent (5%) of the amount of such payment or $100.00 (the “Late Charge”). Such ten (10) day period shall not be construed in any way to extend the due date of any such payment. Upon maturity, whether by acceleration, demand or otherwise, and at the Lender’s option upon the occurrence of any Event of Default (as hereinafter defined) and during the continuance thereof, amounts outstanding under this Note shall bear interest at a rate per annum equal to the Interest Rate plus 2.00% (the “Default Rate”). The Default Rate shall continue to apply whether or not judgment shall be entered on this Note. Both the Late Charge and the Default Rate are imposed as liquidated damages and are in addition to, and not in lieu of, the Lender’s exercise of any rights and remedies hereunder, under any other loan document or under applicable law, and any fees and expenses of any agents or attorneys which the Lender may employ.

4. Prepayment. The indebtedness evidenced by this Note may be prepaid in whole or in part at any time without penalty.

5. Events of Default. The occurrence of any of the following events will be deemed to be an “Event of Default” under this Note: (i) the nonpayment of any principal, interest or other indebtedness under this Note when due; (ii) the occurrence of any event of default or any default and the lapse of any notice or cure period, or the Borrower’s failure to observe or perform any covenant or other agreement, under or contained in any loan document executed in connection with this Note (each a “Loan Document”), or any other document now or in the future evidencing or securing any debt, liability or obligation of the Borrower to the Lender; (iii) the filing by or against the Borrower of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding; (iv) any assignment by the Borrower for the benefit of creditors; (v) a default with respect to any other indebtedness of the Borrower for borrowed money, if the effect of such default is to cause or permit the acceleration of such debt; (vi) the commencement of any foreclosure or forfeiture proceeding, execution or attachment against any collateral securing the obligations of the Borrower to the Lender; (vii) the entry of a final judgment against the Borrower and the failure of the Borrower to discharge the judgment within 10 days of the entry thereof; (viii) any change in the Borrower’s business, assets, operations, financial condition or results of operations that has or could reasonably be expected to have any material adverse effect on the Borrower; (ix) the Borrower ceases doing business as a going concern; or (x) any representation or warranty made by the Borrower or to the Lender in any Loan Document or any other documents now or in the future evidencing or securing the obligations of the Borrower to the Lender, is false, erroneous or misleading in any material respect

Upon the occurrence of an Event of Default, (a) the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder, at the Lender’s option and without demand or notice of any kind, may be accelerated and become immediately due and payable; provided that such acceleration shall occur automatically if an Event of Default specified in clause (iii) or (iv) above shall occur; (b) at the Lender’s option, this Note will bear interest at the Default Rate from the date of the occurrence of the Event of Default; and (c) the Lender may exercise from time to time any of the rights and remedies available under any other Loan Document or under applicable law.

6. Power to Confess Judgment. The Borrower hereby irrevocably authorizes any attorney-at-law, including an attorney employed by or retained and paid by the Lender, to appear in any court of record in or of the State of Ohio, or in any other state or territory of the United States, at any time after the indebtedness evidenced by this Note becomes due, whether by acceleration or otherwise, to waive the issuing and service of process and to confess a judgment against the Borrower in favor of the Lender, and/or any assignee or holder hereof for the amount of principal and interest and expenses then appearing due from the Borrower under this Note, together with costs of suit and thereupon to release all errors and waive all right of appeal or stays of execution in any court of record. The Borrower hereby expressly (i) waives any conflict of interest of the attorney(s) retained by the Lender to confess judgment against the Borrower upon this Note, and (ii) consents to the receipt by such attorney(s) of a reasonable legal fee from the Lender for legal services rendered for confessing judgment against the Borrower upon this Note. A copy of this Note, certified by the Lender, may be filed in each such proceeding in place of filing the original as a warrant of attorney.

7. Indemnity. The Borrower agrees to indemnify the Lender and to defend and hold the Lender harmless from and against any and all claims, damages, losses, liabilities and expenses (including all fees and charges of counsel with whom Lender may consult and all expenses of litigation and preparation therefor) (each a “Claim”) which the Lender may incur or which may be asserted against the Lender by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Borrower), in connection with or arising out of or relating to the matters referred to in this Note or in any other loan document or the use of any advance hereunder, whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Borrower, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority; provided, however that the foregoing indemnity agreement shall not apply to any Claim that is determined by a court of competent jurisdiction in a final, nonappealable judgment to have been solely attributable to the Lender’s gross negligence or willful misconduct. The indemnity agreement contained in this paragraph shall survive the termination of this Note, payment of any advance hereunder and the assignment of any rights hereunder. The Borrower may participate at its expense in the defense of any such action or claim.

8. Miscellaneous. The Lender’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Lender may have under other agreements, at law or in equity. No modification, amendment or waiver of, or consent to any departure by the Borrower from, any provision of this Note will be effective unless made in a writing signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. The Borrower agrees to pay, to the extent permitted by law, all costs and expenses incurred by the Lender in the enforcement of its rights in this Note and in any security therefor, including without limitation reasonable fees and expenses of the Lender’s counsel. If any provision of this Note is found to be invalid, illegal or unenforceable in any respect by a court, all the other provisions of this Note will remain in full force and effect. The Borrower hereby forever waives presentment, protest, notice of dishonor and notice of non-payment. The Borrower also waives all defenses based on suretyship, impairment of collateral, or lack of consideration. This Note shall bind the Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns; provided, however, that the Borrower may not assign this Note in whole or in part without the Lender’s written consent and the Lender at any time may assign this Note in whole or in part

8. Governing Law and Venue. This Note has been delivered to and accepted by the Lender and will be deemed to be made in the State of Ohio. THIS NOTE WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE LENDER AND THE BORROWER DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO, EXCLUDING ITS CONFLICT OF LAWS RULES. The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district in Hamilton County, Ohio; provided that nothing contained in this Note will prevent the Lender from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Lender and the Borrower, The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

8. Counterparts: Electronic Signatures and Records. This Note may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument.

8. WAIVER OF JURY TRIAL. THE BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHTS THE BORROWER MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

WITNESS the due execution hereof, as of the date first written above, with the intent to be legally bound hereby.

WARNING-BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT

CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS FAULTY GOODS

FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.

Executed and delivered to Lender in Cincinnati, Ohio this 30th day of November, 2023.

-3-